SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 24, 2007

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2267

(Registrant's telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 24, 2007, Synovus Financial Corp. (“Synovus”) issued a press release and will hold an investor call and webcast to disclose financial results for the quarter ended June 30, 2007. The press release and Supplemental Information for use at this investor call are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. Except as provided in Item 8.01 below, this information shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure. See Item 2.02 above.
Item 8.01

Other Events.

In the press release referenced in Item 2.02 above, Synovus also announced that at the meeting of the Synovus Board of Directors to be held on July 26, 2007 management will ask the Board to consider all Total System Services, Inc. (“TSYS”) spin-related issues and to appoint a special committee of independent directors to make a final recommendation with respect to whether to distribute Synovus’ ownership interest in TSYS to Synovus’ shareholders. Synovus owns 80.8 percent of the outstanding shares of TSYS stock. Although no specific timeframe for committee and Board deliberations will be defined, management hopes to be able to announce the Board’s decision no later than Synovus’ third quarter analyst call. No assurances can be given regarding the timing or terms of any spin-off, or whether any spin-off will in fact occur.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
	Exhibit No.	Description
	99.1	Synovus’ press release dated July 24, 2007
	99.2	Supplemental Information prepared for use with the press release

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: July 24, 2007	By:/s/ Kathleen Moates Kathleen Moates Senior Deputy General Counsel

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